Exhibit 99.1

NEWMARK ANNOUNCES LAUNCH OF EXCHANGE OFFER FOR ITS

6.125% SENIOR NOTES DUE 2023

NEW YORK, NY – February 5, 2019—Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark Group” or the “Company”) today announced an offer to exchange up to $550 million aggregate principal amount of its outstanding 6.125% Senior Notes due 2023 issued in a private offering in November 2018 (the “Old Notes”) for an equivalent amount of its 6.125% Senior Notes due 2023 registered under the Securities Act of 1933, as amended (the “Exchange Notes”).

The exchange offer will expire at 5:00 p.m., New York City time, on Tuesday, March 5, 2019, unless extended. Tenders of Old Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and does not represent a new financing transaction.

The terms of the exchange offer are set forth in a prospectus dated February 4, 2019. Copies of the prospectus and the other exchange offer documents may be obtained from the exchange agent:

Regions Bank

1180 West Peachtree Street

Suite 1200

Atlanta, Georgia

Attention: Kristine Prall

Telephone: (404) 581-3742

Facsimile: (404)-581-3770

This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell any Old Notes or Exchange Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the United States Securities and Exchange Commission (the “SEC”) as part of Newmark Group’s Registration Statement on Form S-4 (File No. 333-229218), which became effective on January 31, 2019.

About Newmark Group, Inc.

Newmark Group is a publicly traded company that, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Under the Newmark Knight Frank name, the investor/owner services and products of Newmark Group’s subsidiaries include capital markets (comprised of investment sales and mortgage brokerage), agency leasing, property management, valuation and advisory, diligence, and underwriting. Newmark Group’s subsidiaries also offer government sponsored enterprise lending, loan servicing, debt and structured finance, and loan sales. Newmark Group’s occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark Group enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio.

Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “NMRK”. Newmark is a trademark/service mark and/or registered trademark/service mark of Newmark Group and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark at http://www.ngkf.com/, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank/, and/or http://ir.ngkf.com/investors/investors-home/default.aspx.

Discussion of Forward-Looking Statements about Newmark Group

Statements in this document regarding Newmark Group that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark Group undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark Group’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason McGruder

+1 212-610-2426